                                                                   EXHIBIT 10.39


================================================================================


                            REIMBURSEMENT AGREEMENT


                                    BETWEEN


             FIRST TENNESSEE BANK NATIONAL ASSOCIATION, CREDIT BANK


                                      AND


                 GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION,


                                 ACCOUNT PARTY

                          DATED AS OF JANUARY 1, 1998

                        _______________________________


================================================================================

                               TABLE OF CONTENTS
                               -----------------

(This Table of Contents is not a part of the Reimbursement Agreement and is only for convenience of reference.)
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ARTICLE I
DEFINITIONS

     Section 1.1  Certain Defined Terms..............................    1
     Section 1.2  Construction.......................................    7

ARTICLE II
LETTER OF CREDIT

     Section 2.1  Agreement to Issue Letter of Credit................    7
     Section 2.2  Reinstatement of Letter of Credit..................    7
     Section 2.3  Reduction in Amount of Letter of Credit............    8
     Section 2.4  Obligations........................................    8
     Section 2.5  Obligations Absolute...............................    9
     Section 2.6  Fees and Commissions...............................    9
     Section 2.7  Increased Costs Due to Change in Law...............   10
     Section 2.8  Waivers............................................   10
     Section 2.9  Payment of Expenses, Etc...........................   10
     Section 2.10 Actions Relating to Letter of Credit; Indemnity....   11
     Section 2.11 Waiver of Right of Setoff..........................   12

ARTICLE III
COLLATERAL SECURITY

     Section 3.1  Security Interest..................................   13

ARTICLE IV
CONDITIONS PRECEDENT

     Section 4.1  Opinion of Counsel to the Corporation..............   13
     Section 4.2  Opinion of Bond Counsel............................   13
     Section 4.3  Required Acts and Conditions.......................   13
     Section 4.4  No Default.........................................   13
     Section 4.5  Representations and Warranties.....................   14
     Section 4.6  Certificate of Compliance..........................   14
     Section 4.7  Delivery of the Related Documents..................   14
     Section 4.8  Filings and Recordings.............................   14
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                                       i
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     Section 4.9  Proceedings........................................   14
     Section 4.10 Title Insurance....................................   14
     Section 4.11 Other Insurance....................................   14

ARTICLE V
REPRESENTATIONS AND WARRANTIES

     Section 5.1  Due Organization, Etc..............................   15
     Section 5.2  Due Authorization, Etc.............................   15
     Section 5.3  Approvals..........................................   15
     Section 5.4  Enforceability.....................................   15
     Section 5.5  Litigation.........................................   15
     Section 5.6  Title to Property..................................   16
     Section 5.7  Compliance with Laws and Contracts.................   16
     Section 5.8  Related Documents..................................   16
     Section 5.9  [RESERVED].........................................   16
     Section 5.10 No Misleading Statements...........................   16
     Section 5.11 No Burdensome Restrictions.........................   16
     Section 5.12 Taxes..............................................   16
     Section 5.13 Leases.............................................   17
     Section 5.14 Financial Condition................................   17
     Section 5.15 No Default.........................................   17
     Section 5.16 ERISA..............................................   17
     Section 5.17 Environmental and Other Conditions.................   17
     Section 5.18 Guarantor..........................................   18
     Section 5.19 Place of Business..................................   18
     Section 5.20 Capital Adequacy...................................   18

ARTICLE VI
AFFIRMATIVE COVENANTS

     Section 6.1  Business and Existence.............................   18
     Section 6.2  Maintain Property..................................   18
     Section 6.3  Insurance on Properties............................   19
     Section 6.4  Obligations, Taxes and Liens.......................   19
     Section 6.5  Financial Reports and Other Data...................   20
             (a)  Quarterly Statements...............................   20
             (b)  Annual Statements..................................   20
     Section 6.6  Notice of Default..................................   21
     Section 6.7  Additional Information.............................   21
     Section 6.8  Right of Inspection................................   21
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                                      ii
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     Section 6.9  Compliance with Laws, Etc..........................   21
     Section 6.10 Certain Notices....................................   21
     Section 6.11 Environmental Laws.................................   22
     Section 6.12 Related Documents..................................   22
     Section 6.13 Notice of Adverse Change in Assets.................   22
     Section 6.14 Current Ratio......................................   22
     Section 6.15 Net Worth..........................................   22
     Section 6.16 Interest Coverage Ratio............................   22
     Section 6.17 Debt Coverage Ratio................................   22

ARTICLE VII
NEGATIVE COVENANTS

     Section 7.1  Amendments.........................................   22
     Section 7.2  Indebtedness.......................................   23
     Section 7.3  Liens..............................................   23
     Section 7.4  Guaranties.........................................   24
     Section 7.5  Sale of Assets.....................................   25
     Section 7.6  [RESERVED].........................................   25
     Section 7.7  Loans and Investments..............................   25
     Section 7.8  New Business.......................................   25
     Section 7.9  [RESERVED].........................................   25
     Section 7.10 [RESERVED].........................................   25
     Section 7.11 Loans to Officers and Employees....................   25
     Section 7.12 Trademarks and Trade Names.........................   25
     Section 7.13 Debt to Worth Ratio................................   25
     Section 7.14 [RESERVED].........................................   25
     Section 7.15 [RESERVED].........................................   25
     Section 7.16 Contingent Obligations.............................   26
     Section 7.17 Accounting Methods.................................   26
     Section 7.18 Fiscal Year........................................   26
     Section 7.19 Management.........................................   26
     Section 7.20 Name Change........................................   26

ARTICLE VIII
EVENTS OF DEFAULT

     Section 8.1  Events of Default..................................   26
     Section 8.2  Remedies...........................................   29
     Section 8.3  Additional Remedies................................   29
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                                      iii
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ARTICLE IX
MISCELLANEOUS

     Section 9.1  Amendment and Waiver...............................   30
     Section 9.2  Governing Law......................................   30
     Section 9.3  Notices............................................   30
     Section 9.4  Waiver.............................................   30
     Section 9.5  Headings...........................................   30
     Section 9.6  Benefit of Agreement...............................   31
     Section 9.7  Counterparts.......................................   31
     Section 9.8  Authority to File Notices..........................   31
     Section 9.9  Actions............................................   31
     Section 9.10 Participations.....................................   31
     Section 9.11 Term of Agreement..................................   31
     Section 9.12 Severability.......................................   31
     Section 9.13 Entire Agreement...................................   32
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                                      iv

                            REIMBURSEMENT AGREEMENT
                            -----------------------


     THIS REIMBURSEMENT AGREEMENT is made and dated as of January 1, 1998, between GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, an Illinois corporation (the "Corporation"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"). Unless otherwise indicated, all capitalized terms used herein shall take the meaning given them in Article I.

     A. The Corporation has requested that the Bank issue the Letter of Credit to replace an existing Debt Service Reserve Fund held by the Trustee for the benefit of the holders of the Bonds.

     B. The Bank has agreed to issue the Letter of Credit on the terms and subject to the conditions set forth herein.

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

      Section 1.1  Certain Defined Terms.  As used in this Agreement, the
                   ---------------------
following terms shall have the following meanings:

     "Agreement" shall mean this Reimbursement Agreement, as the same may be amended, supplemented or otherwise modified.

     "Auditors" shall mean independent certified public accountants selected by Corporation and reasonably acceptable to Bank.

     "Bank" shall mean First Tennessee Bank National Association, a national banking association.

     "Bankruptcy Law" shall mean Title 11, U.S. Code, as amended or supplemented, any successor statute thereto, or any similar federal, state or foreign law for the relief of debtors.

     "Bond Counsel" means any firm of nationally-recognized bond counsel familiar with the transactions contemplated under the Indenture and acceptable to the Trustee and the Bank.

     "Bonds" shall mean those certain Taxable Sports Facility Revenue Bonds, Series 1996 (Gateway International Motorsports Corporation Project) in the original aggregate principal amount of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000.00) issued pursuant to the terms of the Indenture.

     "Business Day" shall mean a day other than a Saturday or Sunday on which the New York Stock Exchange is open for the transaction of business and on which the Bank and the Trustee are open for the purpose of conducting business.

     "Capitalized Leases" shall mean capital leases and subleases, as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, dated November 1976, as amended.

     "Closing Date" shall mean the date the Letter of Credit is issued.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean any and all of the Corporation's property, real or personal, tangible or intangible, which is pledged, mortgaged and hypothecated, now or at any time hereafter, to secure the Corporation's Obligations hereunder.

     "Commitment Letter" means the letter agreement dated September 11, 1997 between the Bank and the Corporation.

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Corporation in good faith.

     "Corporation" shall mean Gateway International Motorsports Corporation, an Illinois corporation.

     "Current Ratio" shall mean (a) the sum of current assets plus restricted cash (excluding cash held by trustees for the purpose of paying long term liabilities), divided by (b) current liabilities less deferred revenue.

     "Debt" shall mean, at any time, the following for Corporation and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP: (i) Capitalized Leases, (ii) debt created, issued, guaranteed, incurred or assumed, or subject to which Property is acquired by Corporation or any of its Subsidiaries for money borrowed or for the deferred purchase price of Property or services purchased, and (iii) obligations of Corporation or any Subsidiary in respect of letters of credit, acceptances or similar obligations issued or created for the account of Corporation or any Subsidiary.

     "Debt to Worth Ratio" shall mean a ratio of total liabilities to Net Worth.

     "Default" shall mean any event which with notice or lapse of time, or both, or the happening of any further condition, event or act, would become an Event of Default.

     "Deferred Costs" shall mean deferred costs, as determined in accordance with GAAP, and shall include other items generally defined under GAAP and designated as goodwill, intangibles, franchises, deferred development costs (excluding Depreciation and amortization, but including deferred loan expense), deferred charges, and other items generally classified as intangibles and other assets and deferred charges.

     "Depreciation" shall mean depreciation and amortization expenses and other non-cash charges (excluding from this calculation any change in deferred taxes, but including any amortization of Deferred Costs) as determined in accordance with GAAP.

     "Drawing" means a drawing made by sight draft accompanied by a certificate in the form of EXHIBIT "A" to the Letter of Credit, to pay the Trustee any amount up to the Stated Amount which the Trustee is entitled, under the Indenture, to draw from the Debt Service Reserve Fund.

     "Environmental Laws" means all local, state or federal laws, rules or regulations pertaining to environmental regulation, contamination or cleanup, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 or any state lien or superlien or environmental cleanup statutes.

     "Event of Default" shall mean the events described in Section 8.1 hereof.

     "Fiscal Year" shall designate the fiscal year of the Corporation ending each November 30.

     "Funded Debt" shall mean any Debt which is due one year or more from the date of determination or which may be renewed or extended at the option of the obligor to a date one year or more from the date of determination.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "Group" means Corporation and the Guarantors.

     "Guarantor" means collectively Grand Prix Association of Long Beach, Inc., Gateway International Services Corporation, Memphis International Motorsport Corporation, Motorsports Services Corporation of Memphis, Del Mar Race Management Inc. and Automotive Safety & Transportation Systems, Inc., each as guarantor under its respective Guaranty Agreement.

     "Guaranty Agreement" means the individual guaranty agreement of even date herewith of each Guarantor of the Corporation's obligations hereunder.

     "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

     "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with generally accepted accounting principles, would be included in determining liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which indebtedness is to be determined and shall include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

     "Indenture" shall mean the Indenture of Mortgage and Trust, dated as of May 1, 1996, between the Issuer and Magna Trust Company as the original Trustee pursuant to which the Bonds were issued.

     "Intangible Assets" shall have the meaning assigned to that term under GAAP.

     "Interest Coverage Ratio" shall mean earnings prior to interest expense, depreciation amortization and taxes, divided by interest expense.

     "Issuer" shall mean The Southwestern Illinois Development Authority and its lawful successors and assigns.

     "Laws" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     "Letter of Credit" shall mean the Bank's irrevocable letter of credit in substantially the form of EXHIBIT "A" hereto, as the same may be extended, amended, supplemented or otherwise modified, and any substitute therefor or replacement thereof issued by the Bank.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or any agreement to give any financing agreement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Material Adverse Change or Effect" shall mean any act or circumstance or event which (i) causes an Event of Default or Default, (ii) otherwise might be material and adverse to the consolidated financial condition or business operations of Borrower and its Subsidiaries, or (iii) in any manner whatsoever could adversely affect the validity or enforceability of this Agreement.

     "Mortgage" shall mean that certain deed of trust, security agreement and assignment of rents and leases, dated as of January 1, 1998, from Memphis International Motorsports Corporation to the Bank securing the Obligations, as the same may be supplemented, amended or modified.

     "Net Worth" means the excess of the book value of the assets of the Borrower over its liabilities calculated in accordance with generally accepted accounting principles, provided, however, that in performing such calculation there shall be (a) excluded from the assets of the Borrower (i) any amount in respect of goodwill, (ii) any amounts owed to Borrower by a Related Person, and
(iii) any amounts owed to Borrower by an employee of Borrower or of any Related Person, and (b) included, as equity, any indebtedness owed by Borrower to any Person which indebtedness has, by formal, binding agreement (in form and substance satisfactory to Bank) been deferred and subordinated in priority of payment to the indebtednesses and obligations of Borrower to Bank.

     "Obligations" shall mean all obligations of the Corporation or any Guarantor to the Bank hereunder and under the Related Documents, whether monetary or nonmonetary, now or hereafter existing.

     "Paying Agent" shall mean the Trustee or any Paying Agent appointed and serving in such capacity pursuant to the Indenture.

     "Permitted Encumbrances" shall mean those Liens described in Section 7.3 hereof.

     "Person" shall mean and include any individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

     "Project" shall mean the 375 acre racetrack facility owned by Memphis International Motorsports Corporation in Millington, Tennessee pledged to secure the Obligations and encumbered by the Mortgage.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Reimbursement Agreement" shall mean this agreement between the Corporation and the Bank dated as of January 1, 1998 setting forth the terms on which the Bank has agreed to issue the Letter of Credit.

     "Related Documents" shall mean the Commitment Letter, this Agreement, the Letter of Credit, the Mortgage, the Guaranties and any exhibit, certificate, notice or other written information or document furnished or to be furnished in connection therewith.

     "Related Person" shall mean Grand Prix Association of Long Beach, Inc. and any other Person (a) which now or hereafter directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower or any of the corporations or Persons named herein, or (b) which now or hereafter beneficially owns or holds five percent (5%) or more of the capital stock of any of the corporations named herein, or (c) five percent (5%) or more of the capital stock, partnership interest or other form of ownership interest of which is beneficially owned or held by Borrower or any of the corporations or Persons named herein. For the purposes hereof, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or interests, by contract or otherwise.

     "Restricted Payment" shall mean any distribution or other dividend of cash or property to any owners of any shares of the stock of the Corporation and its Subsidiaries (except to the Corporation or its Subsidiaries by its or their Subsidiary), or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of any capital stock of the Corporation or its Subsidiaries, now or hereafter outstanding.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Stated Amount" means Two Million Three Hundred Thousand Dollars ($2,300,000.00).

     "Subsidiary" shall mean as to any Person, any corporation of which more than five percent (5.0%) of the outstanding stock having ordinary voting power (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Corporation.

     "Title Policy" shall mean an ALTA lender's extended coverage policy of title insurance on the property encumbered by the Indenture in form and substance satisfactory to the Bank, in the amount of Two Million Three Hundred Thousand Dollars ($2,300,000) for the benefit of the Bank, issued by a title company satisfactory to the Bank, subject only to those exceptions approved by the Bank in writing, together with any endorsements required by the Bank (including, but not limited to, a future advances endorsement) insuring the lien created by the mortgage.

     "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency or instrumentality.

     "Trustee" shall mean Magna Bank, N.A. as successor trustee to Magna Trust Company and such successors and assigns as are permitted under the Indenture.

     Section 1.2  Construction.  (a)  The definitions set forth in Section 1.1
                  ------------
shall be equally applicable to both the singular and the plural forms of the terms therein defined and shall cover all genders. "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular Article, Section or subdivision hereof in which such word is used. Reference herein to an Article or Section number (e.g., Section 6.2) shall be construed to be a reference to the designated Article number or Section number hereof unless the context or use clearly indicates another or different meaning or intent.

     (b) Unless otherwise specified herein, all accounting terms used in this Agreement shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

                                  ARTICLE II
                               LETTER OF CREDIT
                               ----------------

     Section 2.1  Agreement to Issue Letter of Credit.  The Bank agrees with
                  -----------------------------------
the Corporation, on the terms and subject to the conditions herein set forth, to issue to the Trustee on the Closing Date the Letter of Credit in an amount not to exceed Two Million Five Hundred One Thousand Eight Hundred Twenty-Five Dollars ($2,501,825.00) (the "Stated Amount"). The Letter of Credit will have an initial term beginning on the date of issuance and expiring July 31, 1999, with automatic renewal for successive one year terms (absent ninety (90) days notice to the contrary) and a final expiration date of July 1, 2001 unless otherwise extended.

     Section 2.2  Reinstatement of Letter of Credit.  After any Drawing, the
                  ---------------------------------
obligation of the Bank to honor demands for payment under the Letter of Credit with respect to further such drawings will be reinstated up to the total amount specified therein upon receipt by the Bank of payment of all amounts so drawn plus any accrued interest on such amounts [as provided in Section 2.4(f)] due hereunder, provided that the Bank shall have the right to notify the Corporation and the Trustee not later than the tenth (10th) day (or, if such day is not a Business Day, on the next preceding Business Day) following the day on which a payment in respect of a Drawing is made that such reinstatement shall not occur if (i) such drawing or a previous or subsequent drawing has been made under the Letter of Credit for which the Bank has not been reimbursed for amounts then due by the Corporation or (ii) an Event of Default shall have occurred and then be continuing.

     Section 2.3  Reduction in Amount of Letter of Credit.  The total amount
                  ---------------------------------------
available under the Letter of Credit will be permanently decreased from time to time upon notice from the Trustee to the Bank of the reduction of the Debt Service Reserve Fund Requirement.

     Section 2.4  Obligations.  The Corporation promises to pay to the Bank at
                  -----------
its office in Memphis, Tennessee, in immediately available funds, the following (the "Obligations"):

     (a) On each date that any Drawing is made under the Letter of Credit, an amount equal to the amount paid under the Letter of Credit.

     (b)  [RESERVED]

     (c) on demand, any and all amounts, other than as described in subparagraph (a) of this Section, paid, advanced or incurred by the Bank under this Agreement, the Letter of Credit, the Related Documents or any other instrument or document related hereto or thereto.

     (d) on demand, all taxes (other than general income taxes), levies, imposts, charges, fees, deductions or withholdings of any nature whatsoever and by whomsoever imposed, paid or incurred by the Bank in connection with this Agreement, the Letter of Credit, the Related Documents or any transactions hereunder or thereunder.

     (e) on demand, all other amounts, expenses, fees, commissions, advances, liabilities or any other financial accommodations, howsoever arising, owing by the Corporation to the Bank, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement, the Letter of Credit, the Related Documents or any other instrument or document related hereto or thereto.

     (f) on the date of reimbursement or payment to the Bank, interest on the foregoing, from and including the date paid, disbursed, advanced or incurred by the Bank (notice of which shall be given to the Corporation by the Bank promptly after such payment, disbursement or advance by the Bank) at a variable rate per annum (the "Loan Rate") equal to (i) two percent (2.0%) per annum plus (ii) the rate which the Bank establishes from time to time, at its principal offices in Memphis, Tennessee, as its "base commercial rate" (the "Base Rate"). The Base Rate is one of several interest rate indices employed by the Bank. The Corporation acknowledges that the Bank has made, and may hereafter make, loans bearing interest at rates higher or lower than the Base Rate. The rate of interest under this Section 2.4(f) shall be the lesser of the Loan Rate or the maximum rate of interest which may be lawfully charged. In the event a court of competent jurisdiction rules that the Base Rate is invalid, the rate charged under this Section 2.4(f) shall be the lesser of the maximum rate of interest then permissible under the law or a rate of eighteen percent (18%) per annum. Such interest shall be computed on the basis of the actual number of days elapsed over a year of 365 days. Any change in the interest rate resulting from a change in the Base Rate shall be effective on and as of the date of such change without the necessity of notice to the Corporation.

     Section 2.5  Obligations Absolute.  The Obligations shall be absolute,
                  --------------------
unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

          (a) any lack of validity or enforceability of this Agreement, the Letter of Credit, the Bonds or of any of the Related Documents;

          (b) subject to Section 9.1 hereof, any amendment or waiver of or any consent to departure from the terms of this Agreement, the Letter of Credit, the Bonds or any of the Related Documents;

          (c) the existence of any claim, setoff, defense or other right which the Corporation or any other Person may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank, or any other Person, whether in connection with this Agreement, the Letter of Credit, the Bonds, the Related Documents, the Project or any unrelated transaction;

          (d) any demand, statement or any other document presented under the Letter of Credit proving to be invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement; or

          (f) any other circumstance, happening or omission whatsoever, whether or not similar to any of the foregoing.

     Section 2.6  Fees and Commissions.  In consideration of the issuance by
                  --------------------
the Bank of the Letter of Credit, the Corporation agrees to pay to the Bank:

          (a) simultaneously with the execution of this Agreement, an annual fee in advance in the amount of two percent (2.0%) of the Stated Amount of the Letter of Credit; and

          (b) on each anniversary of the Closing Date, an annual fee in advance in the amount of two percent (2.0%) of the Stated Amount of the Letter of Credit; and

          (c) all expenses set forth in Section 2.7, in the manner provided therein.

     Section 2.7  Increased Costs Due to Change in Law.  If any law or
                  ------------------------------------
regulation, any change in any law or regulation, or any interpretation thereof by any court or administrative or governmental authority charged or claiming to be charged with the administration thereof, or any change in generally accepted accounting principles applicable to the Bank, shall (a) impose, modify or make applicable any reserve, special deposit or similar requirement against letters of credit issued by, assets held by, or deposits with or for the account of the Bank or with respect to this Agreement, the Letter of Credit or any Related Document or any transactions hereunder or thereunder, (b) impose on the Bank any other condition regarding this Agreement, the Letter of Credit or any Related Document, or (c) subject the Bank to any tax, charge, fee, deduction or withholding of any kind whatsoever, and the result of any such event, or any similar measure, shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the reasonable allocation by the Bank of the aggregate of such cost increases resulting from such events) or reduce the amount of principal of, interest on, or any fee or compensation receivable by the Bank in respect of, the Letter of Credit or this Agreement, upon demand by the Bank, the Corporation shall promptly pay to the Bank, from time to time as specified by the Bank, such additional amounts as shall, in the reasonable judgment of the Bank, be sufficient to compensate the Bank for such increased costs or reductions together with interest on each such amount from the date demanded until payment in full thereof at the rate set forth in Section 2.4(f) hereof. The obligations of the Corporation under this Section 2.7 shall survive the cancellation or expiration of the Letter of Credit. For the purpose of this Section any reference to the Bank shall be deemed to include any Person to whom the Bank has sold a participation in the Letter of Credit.

     Section 2.8  Waivers.  The Corporation hereby waives (a) presentment,
                  -------
demand, notice of demand, protest, notice of protest, notice of dishonor and notice of nonpayment; (b) except as provided in the Indenture or the Mortgage, the right, if any, to the benefit of, or to direct application of, any security hypothecated to the Bank until all Obligations, howsoever arising, shall have been paid; (c) the right to require the Bank to proceed against the Corporation hereunder, or against any Person under any guaranty or similar arrangement, or under any agreement between the Bank and any Person or to pursue any other remedy in the Bank's power; (d) to the full extent permitted by law, all statutes of limitation; and (e) any defense arising out of the election by the Bank to foreclose on any security by one or more nonjudicial or judicial sales. The Bank may exercise any other right or remedy, even though any such election operates to impair or extinguish the Corporation's right to reimbursement from, or any other right or remedy it may have against, any Person, or any security. The Corporation agrees that the Bank may proceed against the Corporation or any Person directly and independently of any other, and that any forbearance, change of rate of interest, or acceptance, release or substitution of any security, guaranty, or loan or change of any term or condition hereunder or under the Letter of Credit or any Related Document shall not in any way affect the liability of the Corporation hereunder.

     Section 2.9  Payment of Expenses, Etc.  The Corporation agrees to pay on
                  -------------------------
demand, whether or not the transactions hereby contemplated shall be consummated, all reasonable out-of-pocket costs and expenses (including in each case, without limitation, fees and expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder) paid or incurred by the Bank or any Person to whom the Bank has sold a participation in the Letter of Credit in connection with (a) the preparation, review, execution, delivery and administration of this Agreement, the Letter of Credit and any Related Document or otherwise arising in connection with this Agreement, the Letter of Credit or any Related Document, (b) any amendments, consents or waivers to this Agreement, the Letter of Credit or any Related Document, (c) the protection of the rights of the Bank under this Agreement, the Letter of Credit and the Related Documents, (d) the enforcement of this Agreement or any Related Document, whether by judicial proceedings or otherwise, (e) the enforcement of payment of all Obligations by any action or participation in, or in connection with, a case or a proceeding under the Bankruptcy Law, (f) all stamp, documentary and other taxes and fees (including interest and penalties, if any) which may be payable in connection with the execution, delivery, filing and recording of this Agreement or any Related Document, and (g) the administration of this Agreement, including fees and expenses of a consulting architect and/or engineer of the Bank's choice to review plans and specifications and for inspection services during the course of construction, if required by the Bank in its sole discretion. The Corporation agrees to indemnify, defend and hold the Bank, and each Person to whom the Bank has sold a participation in the Letter of Credit, harmless from and against all liability (including, without limitation, interest, penalties and attorneys' fees and expenses) to which it may become subject insofar as such liability arises out of or is based upon a suit or proceeding or governmental action brought or taken in connection with the Project, the issuance of the Bonds or the use (or the proposed or potential use) of the proceeds of any drawing under the Letter of Credit. The obligations of the Corporation hereunder shall survive the cancellation or expiration of the Letter of Credit and payment of the Bonds.

     Section 2.10  Actions Relating to Letter of Credit; Indemnity.  (a)  Any
                   -----------------------------------------------
action taken or omitted by the Bank under or in connection with this Agreement, the Letter of Credit or any Related Document, if taken or omitted in good faith, shall be binding upon the Corporation and shall not put the Bank under any resulting liability to the Corporation. Without limiting the generality of the foregoing, the Bank shall be protected in relying upon a duly executed instrument of transfer in the form attached as an annex to the Letter of Credit.

     (b) The Bank may, under the Letter of Credit, receive, accept and pay any drafts, demands or other documents and instruments (otherwise in order) signed by, or issued to, the receiver, trustee in bankruptcy, custodian, executor, administrator, guardian or conservator of anyone named in the Letter of Credit as the person by whom drafts, demands and other documents and instruments are to be made or issued.

     (c) Except in the case of fraud or gross negligence on the part of the Bank, neither the Bank nor any of its officers or directors shall have any liability to the Corporation, and the Corporation assumes all responsibility for
(i) the form, sufficiency, correctness, validity, genuineness, falsification and legal effect of any drafts, demands and other documents, instruments and other papers relating thereto, (ii) the general and particular conditions stipulated therein, (iii) the good faith and acts of any Person (other than the Bank) whomsoever, (iv) the existence, form, sufficiency and breach of contracts of any nature whatsoever, including the Related Documents, (v) the solvency, standing and responsibility of any Person whomsoever, (vi) any delay in giving or failure to give any notice, demand, or protest, (vii) failure of any Person (other than the Bank) to comply with the terms of the Letter of Credit, (viii) errors, omissions, delays in or nondelivery of any message, however sent, and (ix) any other error, neglect or omission, if done in good faith.

     (d) Except in the case of fraud or gross negligence on the part of the Bank, the Corporation hereby waives any right to object to any payment made under the Letter of Credit against a draft and accompanying documents as provided in the Letter of Credit varying in punctuation, capitalization, spelling or similar matters of form. The determination whether a demand has been made prior to the expiration of the Letter of Credit and whether a demand is in proper and sufficient form for compliance with the Letter of Credit shall be made by the Bank in its sole discretion, which determination shall be conclusive and binding upon the Corporation.

     (e) The Corporation agrees at all times to protect, indemnify and save harmless the Bank, from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which the Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of the Letter of Credit, this Agreement or any Related Document; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the issuance of the Letter of Credit, all of which risks are hereby assumed by the Corporation, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. The Bank
          -------    --------
shall not, in any way, be liable for any failure by the Bank or anyone else to pay any draft under the Letter of Credit as a result of any governmental acts or any other cause beyond the control of the Bank. The obligations of the Corporation hereunder shall survive cancellation or expiration of the Letter of Credit and payment of the Bonds.

     Section 2.11  Waiver of Right of Setoff.  In addition to any other right or
                   -------------------------
remedy that the Bank may have by operation of law or otherwise, the Bank shall be entitled to exercise its right of setoff or banker's lien; provided, however, that the Bank hereby irrevocably waives such right of setoff or banker's lien in order to appropriate and apply to the payment of unreimbursed payments under the Letter of Credit and interest thereon any balances, credits, deposits, accounts or moneys of the Corporation at any time with the Bank when and if there shall be a drawing under the Letter of Credit during the pendency of any proceedings by or against the Corporation, seeking relief in respect of the Corporation under the Bankruptcy Law; provided further, however, that the Bank may exercise such right of setoff or banker's lien if (a) it is determined by a court of competent jurisdiction that such exercise would not lead to the Bank's being released, prevented or restrained from or delayed in fulfilling its obligations under the Letter of Credit, and (b) the exercise of such right of setoff or banker's lien or right of setoff would not constitute any payment (including pursuant to the Letter of Credit) to holders of the Bonds in respect of amounts payable thereunder a voidable preference payment under the Bankruptcy Law.

                                  ARTICLE III
                              COLLATERAL SECURITY
                              -------------------

     The Obligations shall be secured as follows:

     Section 3.1  Security Interest.  At the request of the Corporation,
                  -----------------
Memphis International Motorsports Corporation ("Motorsports") shall grant to the Bank, for the benefit of the Bank, as security for the payment and performance of the Obligations (a) a lien upon and security interest in the Project pursuant to the Mortgage and (b) a security interest in certain real and personal property pursuant to the Mortgage. The Corporation agrees to cause Motorsports to execute, file and deliver such financing statements, acknowledgments, notices, authorizations, consents and other documents, instruments and agreements as the Bank may from time to time request to obtain and maintain on behalf of the Bank, the benefits of the security interest and lien granted in the Mortgage.

                                  ARTICLE IV
                             CONDITIONS PRECEDENT
                             --------------------

     The obligations of the Bank to issue the Letter of Credit on the Closing Date is subject to the satisfaction of the following conditions on or before the Closing Date:

     Section 4.1  Opinion of Counsel to the Corporation.  There shall have been
                  -------------------------------------
delivered to the Bank an opinion of Valerie de Martino, Corporation in-house counsel, dated the Closing Date, addressed to the Bank and covering such matters as the Bank may reasonably request.

     Section 4.2  Opinion of Bond Counsel.  There shall have been delivered to
                  -----------------------
the Bank the opinion of Bryan Cave, LLP, as Bond Counsel, dated the Closing Date, addressed to the Bank, and covering such matters as the Bank may reasonably request.

     Section 4.3  Required Acts and Conditions.  All acts and conditions
                  ----------------------------
(including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed, and to have happened precedent to the execution, delivery and performance of this Agreement, the Letter of Credit and the Related Documents to which the Corporation is or is to be a party, and to constitute the same legal, valid and binding obligations of the Corporation enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

     Section 4.4  No Default.  There shall exist no Default or Event of Default.
                  ----------

     Section 4.5  Representations and Warranties.  All representations and
                  ------------------------------
warranties of the Corporation contained herein or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     Section 4.6  Certificate of Compliance.  There shall have been delivered
                  -------------------------
to the Bank a certificate of the Corporation, signed by a duly authorized officer of the Corporation and dated the Closing Date, to the effect that all of the conditions specified in Sections 4.4 and 4.5 hereof have been satisfied as of such date.

     Section 4.7  Delivery of the Related Documents.  The Related Documents and
                  ---------------------------------
any documents required by the terms thereof, including specifically the requirements set forth in the Commitment Letter, shall have been executed and delivered by the parties thereto, each in form and substance satisfactory to the Bank and its counsel.

     Section 4.8  Filings and Recordings.  The Mortgage and any required
                  ----------------------
financing statements relating thereto shall have been duly filed and recorded in each jurisdiction in which such filing or recordation is required to perfect, preserve and protect the lien and security interest of the Mortgage, and the Bank shall have received evidence satisfactory to it as to any such filing, recording and/or registration.

     Section 4.9  Proceedings.  All corporate minutes, resolutions and other
                  -----------
proceedings in connection with the transactions contemplated by this Agreement, the Letter of Credit and the Related Documents shall be satisfactory in form and substance to the Bank and its counsel, and the Bank and its counsel shall have received an executed or conformed copy of each Related Document required to be executed by the Closing Date, a specimen copy of the Bonds and copies of such documents as the Bank or such counsel may reasonably request.

     Section 4.10  Title Insurance.  The Title Policy shall have been issued to
                   ---------------
the Bank and the Bank shall have received an executed original thereof.

     Section 4.11  Other Insurance.  A certificate from an insurance broker
                   ---------------
shall be delivered to the Bank setting forth the information concerning insurance which is required by Section 6.3 of this Reimbursement Agreement.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce the Bank to enter into this Agreement and to issue the Letter of Credit, the Corporation makes the following representations and warranties to the Bank, which shall survive the execution and delivery of this Agreement and the Letter of Credit (where appropriate, and to the best of its knowledge, Corporation makes such representations and warranties as to Motorsports in connection with its obligations under the Mortgage):

     Section 5.1  Due Organization, Etc.  The Corporation is a corporation duly
                  ----------------------
organized and validly existing under the laws of the State of Illinois, with a term equal to or in excess of the expiration date of the Letter of Credit. The Corporation has all requisite power and authority to conduct its business as presently conducted, to own its assets and properties, and to execute and deliver, and to perform all of its obligations under this Agreement and the Related Documents to which it is or is to be a party, and to carry out the transactions contemplated hereby and thereby. The Corporation is qualified to do business in the jurisdictions in which its ownership of property or conduct of business legally requires such qualifications.

     Section 5.2  Due Authorization, Etc.  The execution, delivery and
                  -----------------------
performance by the Corporation of this Agreement and the Related Documents to which it is or is to be a party have been duly authorized by all necessary corporate action and do not and will not (a) require any registration with, consent or approval of, notice to, or action by, any Person, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect applicable to the Corporation, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Corporation is a party or by which the Corporation or its assets or properties may be bound or affected or (d) except as provided herein, result in, or require, the creation or imposition of any Lien upon or with respect to any of the assets or properties now owned or hereafter acquired by the Corporation. The Corporation is not a party to, or otherwise subject to any provision contained in, any instrument evidencing its indebtedness, any agreement relating thereto or any other contract or agreement which limits the amount of, or otherwise imposes restrictions on the incurring of, obligations of the Corporation under this Agreement and the Related Documents, or if such restrictions are present, such restrictions have been met or duly waived with respect to this Agreement and the Related Documents.

     Section 5.3  Approvals.  No consent, approval or other action by or any
                  ---------
notice to or filing with any court or administrative or governmental body is or will be necessary for the valid execution, delivery or performance by the Corporation of this Agreement or any of the Related Documents to which it is or is to be a party other than such consents and approvals which have heretofore been obtained or will be obtained in a timely manner in the future if not currently required.

     Section 5.4  Enforceability.  This Agreement and each of the Related
                  --------------
Documents to which the Corporation is or is to be a party, when executed and delivered, will constitute legal, valid and binding obligations of the Corporation, enforceable against it in accordance with their respective terms. The Mortgage, along with all action required to fully perfect the Bank's security interest thereunder, which action has been taken or completed, creates and constitutes a valid and perfected security interest of a priority acceptable to the Bank in and to the collateral therein described enforceable against all third parties and secures the payment of the Obligations.

     Section 5.5  Litigation.  There are no actions, suits or proceedings
                  ----------
pending or, to the knowledge of the Corporation after due inquiry, threatened against or affecting the Corporation or any of its assets, properties or rights, at law or in equity by or before any court, arbitrator, administrative or governmental body or other Person which, if determined adversely, would have a material adverse effect on the business, condition (financial or otherwise) or operations of the Corporation or adversely affect the Corporation's ability to meet its payment obligations hereunder, except as heretofore disclosed to the Bank in writing.

     Section 5.6  Title to Property.  The Corporation has good and marketable
                  -----------------
fee title to all of its properties and assets (other than those which are leased), subject to no Lien of any kind, except as referred to in Permitted Encumbrances as set forth in Section 7.3 hereof.

     Section 5.7  Compliance with Laws and Contracts.  The Corporation is not
                  ----------------------------------
in violation or default with respect to any applicable law and/or regulation, which materially affects the business, properties or condition (financial or otherwise) of the Corporation nor is it in violation or default with respect to any order, writ, injunction, demand or decree of any court, indenture, agreement or other instrument under which it is bound or may be bound, default under or violation of which might have a material and adverse effect on the business, condition or operations (financial or otherwise) of the Corporation or might result in the acceleration of the maturity of any of its Indebtedness.

     Section 5.8  Related Documents.  The Corporation makes each of the
                  -----------------
representations and warranties made by it in the Related Documents to which it is or is to be a party, to and for the benefit of the Bank as if the same were set forth at length herein.

     Section 5.9  [RESERVED]

     Section 5.10  No Misleading Statements.  Nothing herein or in any exhibit,
                   ------------------------
certificate, notice or other written information furnished or to be furnished by the Corporation in connection with this Agreement or any Related Document contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 5.11  No Burdensome Restrictions.  No contract, agreement or other
                   --------------------------
instrument as to which the Corporation may be bound materially adversely affects, or insofar as the Corporation may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Corporation.

     Section 5.12  Taxes.  The Corporation has filed or caused to be filed all
                   -----
tax returns which to the knowledge of the Corporation are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it, except for returns which have been appropriately extended and all other taxes, fees or other charges imposed on it by any governmental authority, agency or instrumentality which have become due and payable (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Corporation); and no tax liens have been filed and, to the knowledge of the Corporation, no claims are being asserted with respect to any such taxes, fees or other charges.

     Section 5.13  Leases.  The Corporation enjoys peaceful and undisturbed
                   ------
possession under all leases under which it operates, subject to subleases in the ordinary course of business, and all of such leases are valid and subsisting and are in full force and effect. There is no default on the part of the Corporation existing under any of such leases, and none of such leases contains any unusual or burdensome provision which materially adversely affects or in the future may (so far as the Corporation can now foresee) materially adversely affect the Corporation's right of occupancy and right to continue its operations under such lease.

     Section 5.14  Financial Condition.  (a)  (i) The balance sheet of the
                   -------------------
Corporation for the fiscal year ended as of November 30, 1996, and the related statement of income and changes in financial conditions for the year then ended, certified by Arthur Andersen, Certified Public Accountants, and (ii) the Corporation's latest quarterly unaudited compilation of all income and expense, dated as of August 31, 1997, and quarterly thereafter, a copy of each of which has been furnished to the Bank, together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of the Corporation as at the date of said balance sheets and the results of its operations for said periods and as of the date of closing of this Agreement and related transactions, respectively. All such financial statements have been prepared in accordance with GAAP.

     (b) There has been no material adverse change in the business, properties or condition, financial or otherwise, of the Corporation since August 31, 1997.

     Section 5.15  No Default.  The Corporation is not in default in the
                   ----------
performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, which default if not cured would materially and substantially affect the financial condition, property or operations of the Corporation.

     Section 5.16  ERISA.  The Corporation is in compliance with all applicable
                   -----
provisions of the Employees Retirement Income Security Act of 1974 ("ERISA") and all other laws, state or federal, applicable to any employees' retirement plan maintained or established by it.

     Section 5.17  Environmental and Other Conditions.  (i)  The operations of
                   ----------------------------------
Corporation comply in all respects with all applicable federal, state or local environmental, health and safety statutes and regulations; (ii) none of the operations of Corporation is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation; (iii) none of the operations of Corporation is the subject of federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment; (iv) Corporation has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment; and (v) to its knowledge, Corporation has no contingent liability in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment.

     Section 5.18  Guarantor.  The Guarantor has the right, power and authority
                   ---------
to execute, deliver and carry out the terms of the Guaranty, which Guaranty constitutes the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms. The Guarantor does not have any defense or setoff against the Bank.

     Section 5.19  Place of Business.  Corporation is engaged in business
                   -----------------
operations which are in whole or in part carried on at the address or addresses specified in EXHIBIT "B" hereto; if Corporation has more than one place of business, its chief executive office is at the address specified as such in such exhibit.

     Section 5.20  Capital Adequacy.  Corporation now has capital sufficient to
                   ----------------
carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and Corporation now owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its Debts.

                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Corporation covenants with the Bank, until expiration or cancellation of the Letter of Credit and payment in full of all Obligations of the Corporation hereunder or under the Related Documents, unless the Bank shall otherwise consent in writing, such consent to be in the discretion of the Bank, as follows:

     Section 6.1  Business and Existence.  Perform all things necessary to
                  ----------------------
preserve and keep in full force and effect its existence, rights and franchises and comply with all laws applicable to it and continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar years.

     Section 6.2  Maintain Property.  Maintain, preserve, and protect all
                  -----------------
franchises (except for termination of franchises in the normal and usual course of business), and trade names and preserve all the remainder of its properties used or useful in the conduct of its business substantially as conducted and operated during the present and preceding fiscal year; preserve all the remainder of its properties used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times.

     Section 6.3  Insurance on Properties.  (a)  At all times maintain in some
                  -----------------------
company or companies (having a Best's rating of A:XI or better) approved by
Bank:

          (i) Comprehensive public liability insurance covering claims for bodily injury, death, and property damage, with minimum limits satisfactory to the Bank, but in any event not less than those amounts customarily maintained by companies in the same or substantially similar business;

          (ii) Hazard insurance insuring the Corporation's property and assets against loss by fire (with extended coverage) and against such other hazards and perils (including but not limited to loss by windstorm, hail, flood, explosion, riot, aircraft, smoke, vandalism, malicious mischief and vehicle damage) as Bank, in its sole discretion, shall from time to time require, all such insurance to be issued in such form, with such deductible provision, and for such amount as shall be satisfactory to Bank, with loss payable clause in favor of the Trustee and the Bank. The Bank is hereby authorized and empowered, at its option, to adjust or compromise any loss under any such insurance policies and to collect and receive the proceeds from any such policy or policies at any time the Corporation is not in compliance with this Agreement; and

          (iii) Such other insurance as the Bank may, from time to time, reasonably require by notice in writing to the Corporation.

     (b)  All required insurance policies shall provide for not less than thirty
(30) days' prior written notice to the Bank of any cancellation, termination, or material amendment thereto; and in all such liability insurance policies, Bank shall be named as an additional insured. Each such policy shall, in addition, provide that there shall be no recourse against the Bank for payment of premiums or other amounts with respect thereto. Hazard insurance policies shall contain the agreement of the insurer that any loss thereunder shall be payable to the Bank notwithstanding any action, inaction or breach of representation or warranty by the Corporation. The Corporation will deliver to Bank original or duplicate policies of such insurance, or satisfactory certificates of insurance, and, as often as Bank may reasonably request, a report of a reputable insurance broker with respect to such insurance. Any insurance proceeds received by Bank shall be applied upon the indebtednesses, liabilities, and obligations of the Corporation to the Bank (whether matured or unmatured) or, at Bank's option, released to the Corporation.

     Section 6.4  Obligations, Taxes and Liens.  Pay all of its indebtednesses
                  ----------------------------
and obligations promptly in accordance with normal terms and practices of its businesses and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income and profits, or upon any of its properties, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies which otherwise, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, trade payable, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings.

     Section 6.5  Financial Reports and Other Data.  Corporation shall maintain
                  --------------------------------
a standard system of accounting in accordance with GAAP consistently applied, and Corporation shall furnish to Bank the following:

     (a)  Quarterly Statements.  As soon as practicable after the end of each
          --------------------
fiscal quarter, and in any event within fifty (50) days thereafter, copies of:

          (i) a consolidated and consolidating balance sheet of the Group and their respective Subsidiaries as of the end of such fiscal quarter, and

          (ii) consolidated and consolidating statement of income and of surplus of the Group and their respective Subsidiaries for such quarter and for the portion of the Fiscal Year ending with such quarter, provided that Corporation's Form 10Q may be submitted to Bank in satisfaction of
--------
these requirements.

     (b)  Annual Statements.  As soon as practicable after the end of each
          -----------------
Fiscal Year of the Corporation, and in any event within one hundred twenty (120) days thereafter, duplicate copies of:

          (i) a consolidated and consolidating balance sheet of the Group and their respective Subsidiaries as of the end of such year,

          (ii) a consolidated and consolidating statement of income and of surplus of the Group and their respective Subsidiaries for such year, and

          (iii) a consolidated statement of changes in financial position of the Group and their respective Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by an unqualified opinion of Auditors, which opinion shall state that said consolidated financial statements have been prepared in accordance with GAAP consistently applied, and that the examination of such Auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards and that said financial statements present fairly the financial condition of the Group and their respective Subsidiaries and their results of operations, except for any inconsistencies required by changes in GAAP. Each set of such annual financial statements shall be accompanied by a certificate of the Auditors, stating that they have reviewed this Agreement, and stating further, whether, in making their review hereof, they have become aware of any noncompliance with any of the Sections, and, if any such noncompliance then exists, specifying the nature and period of existence thereof, provided that a copy of the Corporation's Form 10K and Annual Report may be
--------
submitted to Bank in satisfaction of these requirements.

     Section 6.6  Notice of Default.  At the time of Corporation's first
                  -----------------
knowledge or notice, furnish the Bank with written notice of the occurrence of any event or the existence of any condition which constitutes or upon written notice or lapse of time or both would constitute an Event of Default under the terms of this Agreement, including specifically, (a) any proceedings before any Tribunal involving Corporation or any Subsidiary, which involves the probability of any final judgement or liability against the Group, or any one or more members thereof, in an amount of Five Hundred Thousand Dollars ($500,000.00) or more, and (b) information with respect to and copies of any notices received from federal, state or foreign regulatory agencies or any Tribunal relating to an order, ruling, statute or other Law or information which might materially and adversely affect the franchises, permits, licenses, or rights, or the condition, financial or otherwise, of Corporation or any Subsidiary.

     Section 6.7  Additional Information.  Furnish such other information
                  ----------------------
regarding the operations, business affairs and financial condition of the Corporation as the Bank may reasonably request, including, but not limited to, true and exact copies of its books of account, and all information furnished to its trustees, or any governmental authority.

     Section 6.8  Right of Inspection.  Permit any person designated by the
                  -------------------
Bank, at the Bank's expense, to visit and inspect any of the properties, corporate books and financial reports of the Corporation and to discuss its affairs, finances and accounts with its principal officers, all at such reasonable times and as often as the Bank may reasonably request.

     Section 6.9  Compliance with Laws, Etc.  The Corporation will comply with
                  --------------------------
the requirements of all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over it, the terms of any indenture, contract or other instrument to which it is a party or under which it or its properties may be bound, noncompliance with which could materially adversely affect (a) the Corporation's business, properties, condition (financial or otherwise) or operations, (b) the Corporation's ability to perform its obligations under this Agreement or any of the Related Documents to which it is or is to be a party, or (c) the Corporation's ability to construct, own or operate the Project, unless the same is being contested in good faith and by appropriate proceedings if it makes adequate provision for payment thereof, satisfactory to the Bank, in the event it should lose such contest.

     Section 6.10  Certain Notices.  The Corporation will furnish to the Bank
                   ---------------
(a) a copy of any notice, certification, demand or other writing or communication of a material nature given by the Issuer or the Trustee to the Corporation or by the Corporation to the Issuer or the Trustee under or in connection with the Bonds or any of the Related Documents, in each case promptly after the receipt or giving of the same, and (b) a copy of any opinion of counsel or certificate required to be given by the Corporation to the Trustee or the Issuer under the Related Documents, addressed to the Bank.

     Section 6.11  Environmental Laws.  Maintain at all times all of the
                   ------------------
Corporation's property in compliance with all Environmental Laws, and immediately notify the Bank of any notice, action, lien or other similar action alleging either the location of any Hazardous Substances or the violation of any Environmental Laws with respect to any of Corporation's property or operations.

     Section 6.12  Related Documents.  The Corporation makes each of the
                   -----------------
covenants made by it in the Related Documents to which it is or is to be a party, to and for the benefit of the Bank as if the same were set forth at length herein.

     Section 6.13  Notice of Adverse Change in Assets.  At the time of the
                   ----------------------------------
Corporation's first knowledge or notice, immediately notify the Bank of any information that may adversely affect in any material manner the assets of the Corporation.

     Section 6.14  Current Ratio.  Maintain at all times a Current Ratio of  at
                   -------------
least 1.0 to 1.0.

     Section 6.15  Net Worth.  The Group shall maintain at all times a Net Worth
                   ---------
equal to or greater than that evidenced by Corporation at the prior Fiscal Year end of Corporation, plus 85% of net proceeds of any equity offering which has occurred during such prior Fiscal Year.

     Section 6.16  Interest Coverage Ratio.  The Group shall maintain at all
                   -----------------------
times a minimum Interest Coverage Ratio of 2.50 to 1.0.

     Section 6.17  Debt Coverage Ratio.  The Group shall maintain as of the end
                   -------------------
of each Fiscal Year a ratio of Cash Flow (hereinafter defined) to Current Maturities of Long-Term Debt (hereinafter defined) of not less than 2.25 to 1.0. As used herein, "Cash Flow" shall mean the sum of net profit, depreciation and amortization for such fiscal year; and "Current Maturities of Long-Term Debt" shall mean the sum of all payments of principal scheduled to come due during the next succeeding fiscal year on debt with maturities which were initially greater than one year.

                                  ARTICLE VII
                              NEGATIVE COVENANTS
                              ------------------

     The Corporation covenants with the Bank, until expiration or cancellation of the Letter of Credit and payment in full of all Obligations of the Corporation hereunder or under the Related Documents, that, without the prior written consent of the Bank, the Corporation will not:

     Section 7.1  Amendments.  Amend, modify or terminate, or agree to amend,
                  ----------
modify or terminate any Related Document.

     Section 7.2  Indebtedness.  Incur, create, assume or permit to exist any
                  ------------
indebtedness or liability for borrowed money, or on account of deposit, advance or progress payments under contracts, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations except:

          (a) Indebtedness incurred hereunder or under the Related Documents or in connection with the Bonds;

          (b)  Other indebtednesses to the Bank;

          (c) Indebtednesses for borrowed money under notes and lease obligations reflected in the Corporation's audited financial statement for the fiscal year ending November 30, 1996 and on the Corporation's quarterly financial statement dated August 31, 1997, but excluding those indebtednesses and obligations which have been or concurrently herewith are being paid and satisfied;

          (d) Trade accounts payable, taxes payable, deferred sales, accrued employees' bonuses and withheld amounts, accrued liabilities with respect to contributions to pension plans, equipment and machinery purchases financed by the sellers thereof and other similar short-term obligations incurred by the Corporation in the normal course of operating its business, provided that the amount of such obligations shall not be unduly large, in the judgment of the Bank, considering the size and nature of the Corporation's business, and provided that the Corporation shall not be in default with respect to any of such obligations;

          (e) Indebtedness to any other lender which is subordinated to the indebtednesses described in subsection (a) and (b) hereof by written agreement acceptable in form and content to the Bank; and

          (f)  Indebtedness incurred at any one time of less than $1,500,000.00,

     provided, that one-time indebtedness in excess of such amount may be
     --------
     incurred with Bank's consent which will not be unreasonably withheld.

     Section 7.3  Liens.  Create, incur, assume or suffer to exist or permit
                  -----
Motorsports to create, incur, assume or suffer to exist any Lien (including any pledge, encumbrance or security interest) of any kind upon the Project, whether now owned or hereafter acquired, except the following "Permitted Encumbrances":

          (a) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith;

          (b) unfiled inchoate mechanics' and materialmen's liens for construction work in progress;

          (c) workmen's, repairmen's, warehousemen's, and carriers' liens and other similar liens, if any, arising in the ordinary course of business, or which can thereafter be paid without penalty, or which are being contested in good faith;

          (d) all of the following, if, in the reasonable judgment of the Bank, they do not individually and in the aggregate materially impair the use of the property of the Corporation or materially detract from the value of the property of the Corporation, viz: any easements, restrictions, and defects
                                  ---
     in title;

          (e)  [RESERVED]

          (f) liens created by or resulting from any litigation or other proceedings, including liens arising out of judgments or awards against the Corporation with respect to which the Corporation is in good faith prosecuting an appeal or proceeding for review, or which can thereafter be paid without penalty, or which are being contested in good faith;

          (g)  other liens of a nature comparable to those described in clauses
     (a) through (f) above which do not, in the reasonable judgment of the Bank materially interfere with or impair the use of the property of the Corporation or materially detract from the value thereof;

          (h) the mortgage and security interest created under the Mortgage and the Reimbursement Agreement;

          (i) any liens, charges or encumbrances of whatever kind permitted in writing by the Bank;

          (j)  [RESERVED]

          (k)  [RESERVED]

          (l) any liens securing the obligations of the Corporation permitted under Section 7.2.

     Section 7.4  Guaranties.  Guarantee or otherwise in any way become or be
                  ----------
responsible for the indebtedness or obligations of any other Person, by any means whatsoever, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Corporation in the ordinary course of business for collection.

     Section 7.5   Sale of Assets.  Sell, lease, transfer or dispose of (other
                   --------------
than in the normal course of business) all or a substantial part of its assets.

     Section 7.6   [RESERVED].

     Section 7.7   Loans and Investments.  Make any loans to or investments in,
                   ---------------------
or purchase any stock, other securities or evidence of indebtedness of any Person, except as follows: (i) direct obligations of the United States of America or obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (ii) marketable securities issued by an agency of the United States government, (iii) commercial paper rated A-1 by Standard and Poors Corporation, or P-1 by Moody's Investors Service, Inc., (iv) certificates of deposit of or bankers' acceptances accepted by domestic commercial banks in the United States of America having a combined capital and surplus of at least Ninety Million Dollars ($90,000,000.00), (v) any additional investment grade investment made with Bank's approval not to be unreasonably withheld, or (vi) repurchase agreements of any of the foregoing.

     Section 7.8   New Business.  Acquire or enter into any business other than
                   ------------
its present business, except for expansions of Corporation's present business or entry into any business directly related thereto.

     Section 7.9   [RESERVED]

     Section 7.10  [RESERVED]

     Section 7.11  Loans to Officers and Employees.  Permit or allow loans to
                   -------------------------------
officers and employees of the Corporation, in the aggregate, to exceed the aggregate amount of Five Hundred Thousand Dollars ($500,000.00).

     Section 7.12  Trademarks and Trade Names.  Sell, transfer, convey, grant
                   --------------------------
any security interest in, or otherwise encumber any existing or hereafter acquired trademarks or trade names owned by the Corporation.

     Section 7.13  Debt to Worth Ratio.  Permit the Debt to Worth Ratio of the
                   -------------------
Group at any time to exceed a ratio of 2 to 1.

     Section 7.14  [RESERVED]

     Section 7.15  [RESERVED]

     Section 7.16  Contingent Obligations.  Create, incur, assume, become or be
                   ----------------------
liable in any manner in respect of, or suffer to exist, any Contingent Obligations, except (i) the endorsement of negotiable instruments in the ordinary course of business; and (ii) guaranties of obligations of other Persons not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) in an aggregate principal amount at any one time outstanding.

     Section 7.17  Accounting Methods.  Without prior notice to Bank, change its
                   ------------------
method of accounting if such change would have a Material Adverse Change or Effect. Should the Corporation or any other members of the Group or any of their respective Subsidiaries change any of their methods of accounting, Corporation shall cause, at Bank's request, annual pro forma financial statements to be prepared by Auditors on a basis consistent with those financial statements delivered before such change.

     Section 7.18  Fiscal Year.  Without prior notice to Bank, change its Fiscal
                   -----------
Year. Should the Corporation or any other member of the Group or any of their respective Subsidiaries change any of their Fiscal Years, Corporation shall cause, at Bank's request, annual pro forma financial statements to be prepared by Auditors on a basis consistent with those financial statements delivered before such change.

     Section 7.19  Management.  Without prior notice to Bank, permit any
                   ----------
material change in the management of Corporation or any Subsidiary.

     Section 7.20  Name Change.  Change its name or use any other corporate
                   -----------
name, trade name or fictitious name without at least sixty (60) days prior written notice of such proposed change to Bank.

                                  ARTICLE VII
                               EVENTS OF DEFAULT
                               -----------------

     Section 8.1  Events of Default.  If any of the following events ("Events
                  -----------------
of Default") shall occur and be continuing:

          (a) the Corporation shall fail to make any payment when due of money required to be made by it (i) under any of the Related Documents or (ii) hereunder and such failure shall continue for a period of five (5) days following notice thereof, except with respect to payments due under Section 2.4(a) or (c) for which there will be no such cure period; or

          (b) the Issuer shall fail to make any payment required to be made by it under the Indenture or any Bond when due and such failure shall continue after the applicable grace period, if any; or

          (c) any representation or warranty made by the Corporation or any Guarantor in this Agreement, any of the Related Documents or any writing furnished in connection with or pursuant to this Agreement or any of the Related Documents shall be false in any material respect on the date as of which made; or

          (d) the Corporation shall fail to perform or observe any term, covenant or agreement contained in Articles VI and VII hereof; or

          (e) the Corporation or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the Related Documents on its part to be performed or observed and (i) with respect to any such term, covenant or agreement contained herein, any such failure remains unremedied for thirty (30) days after such failure shall first become known to any officer of the Corporation, and (ii) with respect to any such term, covenant or agreement contained in any of the other Related Documents, any such failure remains unremedied after the applicable grace period specified in such Related Document, if any; or

          (f)  [RESERVED]

          (g) the Corporation shall default in any payment of principal of or interest on any other material obligation for money borrowed (or of any obligation under a conditional sale or other title retention agreement or of any obligation secured by a purchase money mortgage or of any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto; or the Corporation shall default in the performance or observance of any other agreement, term or condition contained in any other agreement under which any such obligation is created (or if any other event or default thereunder or under such agreement shall occur and be continuing) and the effect of such event or default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity; provided, however, that for purposes of this subsection 8.1(g), obligations shall be deemed material when the sum, in the aggregate, of all such obligations defaulted upon referred to in this subsection 8.1(g) exceeds, at any one time, One Thousand Dollars ($1,000.00); or

          (h) the Corporation shall commence (by petition, application, or otherwise) a voluntary case or other proceeding under the laws of any jurisdiction seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, self-trusteeship, receiver, custodian, or other similar official of it or any substantial part of its property; or shall consent (by answer or failure to answer, or otherwise) to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or shall make an assignment for the benefit of creditors; or shall generally not pay its debts as they become due or not be able to pay its debts as they become due; or admit in writing its inability to pay its debts as they become due; or shall take any partnership or corporate action, as the case may be, to authorize any of the foregoing; or

          (i) an involuntary case or other proceeding shall be commenced under the laws of any jurisdiction against the Corporation seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days or a trustee, receiver, custodian or other official shall be appointed in such involuntary case; or

          (j) a final judgment or order for the payment of money in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), shall be rendered against the Group or any one or more members thereof and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

          (k) any final judgment, writ, attachment, execution, injunction, or similar process which in the aggregate exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) shall be issued or levied against the property of the Corporation, and such process shall not be released, vacated, or fully bonded within thirty (30) days after its issue or levy; or

          (l) an event of default shall occur in any agreement now in existence or to be later established between the Corporation and the Bank that would require immediate acceleration of sums due the Bank under any such agreement, or should the Bank, pursuant to the terms of any such agreement, cause the acceleration of any obligations under such agreement, or there shall be any material breach under any agreement of any kind between Bank and the Corporation; or

          (m) The Mortgage shall cease to be in full force and effect as a Lien upon the Project; or

          (n) the Title Policy does not insure Obligations advanced or incurred by the Bank after the date of the Title Policy; or

          (o) the Bank reasonably believes that the Obligations might not be entitled to priority over mechanic's or materialmen's liens or any other Liens on the Project, unless the Bank receives, at the Corporation's expense, a title policy endorsement satisfactory to the Bank insuring priority at the time of closing; or

          (p)  the Corporation shall be dissolved; or

          (q) Any Guarantor fails to keep or perform, or terminates or attempts to terminate, any agreement, undertaking, obligation, covenant or condition under its respective Guaranty.

THEN, or at any time thereafter, the Bank may take such action in its discretion as is authorized under Sections 8.2 and 8.3 below.

     Section 8.2  Remedies.  (a)  When an Event of Default has occurred under
                  --------
Section 8.1(h) or 8.1(i) above, any Obligations then owing or which will become owing upon a drawing of the full amount available under the Letter of Credit shall automatically become due and payable, and in the case of any other default under Section 8.1, the Bank may, at its option, in addition to all other rights, powers and privileges the Bank may have, by written notice to the Corporation exercise any or all of the following remedies, which remedies shall not be exclusive: (i) declare the amount for which the Letter of Credit was issued and any other Obligations then owing immediately due and payable without further demand or notice and the Corporation shall pay to Bank such amounts, (ii) immediately, and without expiration of any period of grace, enforce payment of all obligations under this Agreement, the Mortgage or any other agreement with the Corporation or Motorsports relating to the Project and exercise any and all remedies granted to it at law, in equity or otherwise, including, without limitation, under this Agreement, the Mortgage or any other agreement with the Corporation relating to the Project, and (iii) take such action as Bank in its sole discretion deems necessary or desirable to remedy any default, which action shall not be deemed a waiver of such default or any prior or subsequent default.

     (b) Without modifying any provisions contained herein with respect to the Corporation's obligations hereunder, the Bank hereby agrees to waive its rights, at law or otherwise, at any time after the commencement of and during the pendency of a proceeding by or against the Corporation seeking relief in respect of the Corporation under the Bankruptcy Law to set off and apply any and all deposits (general or special, time or demand, provisional or final) at the time held and any other indebtedness at the time owing by the Bank to or for the credit or the account of the Corporation against any and all obligations of the Corporation under this Agreement to reimburse the Bank for amounts drawn and paid under the Letter of Credit; provided, that such agreement shall terminate and be of no force and effect as and when and to the extent that the exercise of such rights would not result in the Bank's being released, prevented, restrained or delayed in fulfilling the Bank's obligation to cause funding under the Letter of Credit.

     Section 8.3  Additional Remedies.  The Bank may exercise any right or
                  -------------------
remedy which it has under the Mortgage, this Agreement or any other agreement with the Corporation or Motorsports relating to the Project, or under any agreement guaranteeing the cost of the Project or the completion of construction of the Project, or otherwise available at law or in equity or by statute, and all of the Bank's rights and remedies will be cumulative.

                                  ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

     Section 9.1  Amendment and Waiver.  This Agreement and each provision
                  --------------------
hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the parties hereto. A Default or Event of Default may be waived by the Bank and any such Default or Event of Default which has been waived in writing by the Bank shall not be deemed to be continuing during the period (including any retroactive period) for which the waiver is effective.

     Section 9.2  Governing Law.  The Uniform Customs and Practice for
                  -------------
Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500 (the "UCP") shall in all respects be deemed a part hereof as fully as if incorporated herein, and the Letter of Credit shall be governed by and construed in accordance therewith and, to the extent not inconsistent therewith, the laws of the State of Tennessee. The Corporation acknowledges that the provisions of Article 41 of the UCP are not applicable to the Letter of Credit. This Agreement and the rights and duties of the parties shall be governed by and construed under the laws of the State of Tennessee.

     Section 9.3  Notices.  Except as provided herein, all notices, requests,
                  -------
demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, or, in the case of telex or telegraphic notice, when delivered to the telex or telegraphic company, or in the case of telex notice sent over a telex owned or operated by a party hereto, when sent, addressed to the Corporation, or the Bank, as the case may be, at their respective addresses shown opposite their signatures hereto or at such other address as either of such parties may hereafter specify in writing to the other, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

     Section 9.4  Waiver.  No failure or delay on the part of the Bank in
                  ------
exercising any right, power or privilege under this Agreement, the Letter of Credit, or any of the Related Documents and no course of dealing between the Corporation or any other Person and the Bank shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege. No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand.

     Section 9.5  Headings.  The descriptive headings of the several Articles
                  --------
and Sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction or any of the provisions hereof.

     Section 9.6  Benefit of Agreement.  This Agreement shall be binding upon
                  --------------------
each party hereto, its successors and assigns, except that the Corporation may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Bank. This Agreement is made and entered into solely for the protection and benefit of the Bank and the Corporation and their successors and assigns and no other Person shall have any right of action under this Agreement.

     Section 9.7  Counterparts.  This Agreement may be executed in any number
                  ------------
of counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     Section 9.8  Authority to File Notices.  The Corporation irrevocably
                  -------------------------
appoints the Bank as its attorney-in-fact, with full power of substitution, to file for record, at the Corporation's cost and expense and in the Corporation's name, any continuation statements, notices of completion, notices of cessation of labor, or any other notices that the Bank considers necessary or desirable to protect its security.

     Section 9.9  Actions.  The Bank will have the right, but not the
                  -------
obligation, to commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties, or liabilities relating to the Obligations, the Project, this Agreement, the Related Documents or the Letter of Credit. The Corporation will pay promptly on demand all of the Bank's reasonable out-of-pocket costs, expenses, and legal fees and disbursements incurred in those actions or proceedings. In the event that Bank has reason to believe the Corporation is unaware of any action or proceeding, and that Corporation's rights could be affected thereby, Bank will notify Corporation of the institution of such action. At the request of the Corporation, Bank will notify Corporation of whether or not Bank intends to exercise its rights under this Section 9.9.

     Section 9.10  Participations.  The Bank shall have the right at any time to
                   --------------
sell participations in the Letter of Credit to any other Persons without the consent of the Corporation, provided that no such action by the Bank shall relieve the Bank of its obligations hereunder. The Bank may disclose to any participants or prospective participants any information or other data or material in the Bank's possession relating to the Corporation and the Project, without the consent of the Corporation or the Mortgagor, respectively.

     Section 9.11  Term of Agreement.  This Agreement shall expire upon
                   -----------------
expiration of the Letter of Credit and payment in full of all the Obligations.

     Section 9.12  Severability.  Any provision of this Agreement which is
                   ------------
illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement or otherwise to amend this Agreement, to achieve such result.

     Section 9.13  Entire Agreement.  This Agreement with Exhibits embodies the
                   ----------------
entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. To the extent any terms of the Agreement conflict with those of the Commitment Letter, this Agreement shall prevail.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

ADDRESS:                                 FIRST TENNESSEE BANK NATIONAL
                                         ASSOCIATION, a national banking
                                             association
165 Madison Avenue
Memphis, Tennessee 38103                 By: /s/ Bob Nieman
Attention: Metropolitan Division            ---------------------------------
                                         Title: Vice President
                                               ------------------------------

ADDRESS:                                 GATEWAY INTERNATIONAL
                                         MOTORSPORTS CORPORATION

______________________________           By: /s/ Ronald C. Shirley
______________________________              ---------------------------------
______________________________           Title: CFO
                                               ------------------------------

                                         By: /s/ Gemma A. Bannon
                                            ---------------------------------
                                         Title: Corporate Secretary
                                               ------------------------------

                                  EXHIBIT "A"
                                  -----------

                            FORM OF LETTER OF CREDIT
                            ------------------------

                                  EXHIBIT "B"
                                  -----------

             ADDRESSES WHERE THE CORPORATION CONDUCTS ITS BUSINESS
             -----------------------------------------------------


                                      B-1